UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15 (d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 3, 2011

Gardner Denver, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-13215	76-0419383
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1500 Liberty Ridge Drive, Suite 3000 Wayne, PA		19087
(Address of principal executive offices)		(Zip Code)

(610) 249-2000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

Press Release

On November 3, 2011, Gardner Denver, Inc. (the “Company”) issued a press release (the “Press Release”) announcing that it will host a live audio webcast of its Analyst Meeting on November 7, 2011 beginning at approximately 12:30 p.m. EST and concluding at 4:30 p.m. EST. The Company intends to post a link to the webcast on the “Investors” section of its website at www.gardnerdenver.com, and a link to the webcast will also be available through Thomson StreetEvents at www.earnings.com. A copy of the Press Release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated into this Item 7.01 by reference.

Analyst Meeting Presentation

The Company intends to use the presentation attached as Exhibit 99.2 to this Current Report on Form 8-K (the “Analyst Meeting Presentation”) at the November 7, 2011 analyst meeting. The Company intends to post the Analyst Meeting Presentation on the “Investors” section of its website at www.gardnerdenver.com. The Company reserves the right to discontinue the availability of the Analyst Meeting Presentation at any time. A copy of the Analyst Meeting Presentation is furnished as Exhibits 99.2 to this Current Report on Form 8-K and is incorporated into this Item 7.01 by reference.

The information furnished in this Current Report on Form 8-K, including Exhibits 99.1 and 99.2, shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, unless the Company specifically states that the information is to be considered “filed” under the Exchange Act or incorporates it by reference into a filing under the Exchange Act or the Securities Act of 1933, as amended.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

99.1	Gardner Denver, Inc. Press Release dated November 3, 2011

99.2	Gardner Denver, Inc. Analyst Meeting Presentation dated November 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GARDNER DENVER, INC.

Date: November 7, 2011	By:	/s/ Brent A. Walters
Brent A. Walters
Vice President, General Counsel, Chief Compliance Officer & Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Gardner Denver, Inc. Press Release dated November 3, 2011

99.2	Gardner Denver, Inc. Analyst Meeting Presentation dated November 2011